UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53125	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

9 Innovation Way, Suite 100
Newark, Delaware 19711
(Address of principal executive offices, including zip Code)

(302) 355-0650
(Registrant’s telephone number, including area code)

iBioPharma, Inc.
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On September 10, 2009, the Company entered into a Subscription Agreement with accredited investors pursuant to which such investors purchased an aggregate of approximately 4,615,385 shares of common stock of the Company at a purchase price of $0.65 per share, for gross proceeds of approximately $3,000,000.

The Company has agreed pursuant to the terms of a Registration Rights Agreement with the investors to (i) file a shelf registration statement with respect to the resale of shares of the common stock sold to the investors with the Securities and Exchange Commission (the “Commission”) within 30 days after the closing date of September 10, 2009; (ii) use its reasonable best efforts to have the shelf registration statement declared effective by the Commission as soon as possible after the initial filing; and (iii) use its reasonable best efforts to keep the shelf registration statement effective until the earlier of the time when all shares registered thereunder have been sold or the shares covered by the shelf registration statement may be sold without volume restrictions pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

Copies of the definitive agreements relating to the issuance and sale of the common stock are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing summary descriptions of the definitive agreements are qualified in their entirety by reference to the full texts of each of such exhibits.

The common stock has not been registered under the Securities Act and was issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.  These shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

On September 10, 2009, the Company issued a press release announcing the closing of the private placement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2009, Frederick Larcombe, 53, was appointed as Chief Financial Officer of the Company, effective immediately.  From early 2008 to the present, Mr. Larcombe, as a principal with Crimson Partners, a group of seasoned financial professionals, has served clients in the life sciences in the areas of pharmaceutical development and women's health.  From 2005 to 2007, he was simultaneously the Chief Financial Officer of Xenomics Inc., a publicly-held developer of DNA-based diagnostic technologies, and FermaVir Pharmaceuticals, Inc., a publicly-held pharmaceutical development company.  From 2004 to 2005, he was a consultant with Kroll Zolfo Cooper, a professional services firm providing interim management and turn-around services, and from 2000 to 2004, he was Chief Financial Officer of MicroDose Therapeutics, a privately-owned drug delivery company focused upon pulmonary and novel oral dosage delivery technologies.  Prior to 2000, Mr. Larcombe held various positions with ProTeam.com, Cambrex, and PriceWaterhouseCoopers.  While executing the role of Chief Financial Officer of the Company, Mr. Larcombe will continue as a principal of Crimson Partners to provide professional services to others.

On September 14, 2009, the Company issued a press release announcing the appointment of Mr. Larcombe.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.     Description

10.1               Form of Subscription Agreement between the Investors and iBio, Inc.

10.2               Form of Registration Rights Agreement with iBio, Inc. for each Investor.

99.1               Press Release issued by iBio, Inc. on September 10, 2009.

99.2               Press Release issued by iBio, Inc. on September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2009	iBio, Inc.

By: /s/ Frederick Larcombe
Frederick Larcombe
Chief Financial Officer